UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2008, Staples, Inc. (the “Company”) entered into a commercial paper program (the “Program”) on a private placement basis under which the Company may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $3.0 billion. The Program was entered into in connection with its $3.0 billion credit agreement entered into April 1, 2008 with Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents, and Lehman Brothers Inc., as lead arranger and bookrunner, disclosed previously on the Company’s Current Report on Form 8-K filed April 1, 2008.

Under the Program, the Company may issue Notes from time to time, and the proceeds of the Notes will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases.  Amounts available under the Program may be borrowed, repaid and reborrowed from time to time, with the aggregate principal amount outstanding under the Program not to exceed the maximum aggregate amount.

Lehman Brothers Inc. and Banc of America Securities LLC will act as dealers under the Program (each, a “Dealer”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company, dated as of June 9, 2008 (each a “Dealer Agreement”).  LaSalle Bank will act as issuing and paying agent under the Program.

The Program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws.  The Program contains customary representations, warranties, covenants and indemnification provisions.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue.  The Notes will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon from time to time by the Dealers and the Company.

The Program contains certain events of default including, among other things, non-payment of principal or interest and bankruptcy and insolvency events.

A copy of each Dealer Agreement is attached to this report as Exhibit 10.1 and 10.2, respectively, and each is incorporated by reference as though it were fully set forth herein.  The description above is a summary of the Program and is qualified in its entirety by the complete text of the Program itself, including the Dealer Agreements.

No direct financial obligations of the Company are outstanding under the Program as of the date hereof.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Staples’ Executive Officer Incentive Plan. On June 9, 2008, the stockholders of the Company approved Staples’ Executive Officer Incentive Plan for the fiscal years 2008 through 2012 (the “Incentive Plan”), which is similar to executive bonus plans that the Company adopted in prior years and provides for the payment of annual cash bonus awards to Staples’ executive officers based on the Company’s performance or the performance of the Company’s business units measured against specific performance objectives established for that fiscal year.

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which Committee will have broad authority to determine target bonuses, select performance objectives, adopt rules and regulations relating to the Incentive Plan, and make decisions and interpretations regarding the provisions of the Incentive Plan.  Each executive officer will have a target bonus award (a “Target Award”) for each plan year. Target Awards will be expressed as a percentage of the actual base salary paid to the executive officer during that plan year. The percentages will be determined by the Compensation Committee based upon the executive officer’s job level and responsibilities and may vary for different officers and business units.

Within 90 days after the beginning of each plan year, the Compensation Committee will establish specific performance objectives for the payment of bonus awards for that plan year. The performance objectives for each plan year will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity and customer service levels. These performance objectives are intended to establish the benchmark of success for Staples. The Compensation Committee may determine that special one-time or extraordinary gains or losses, including without limitation as a result of certain acquisitions or divestitures and changes in accounting principles, should or should not be included in determining whether such performance objectives have been met. In addition, customer service target levels will be based on pre-determined tests of customer service levels, including without limitation scores on blind test (“mystery”) shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), delivery response levels or customer satisfaction surveys conducted by a third party.

For each plan year, a specified percentage of each executive officer’s Target Award will be based upon each of the performance objectives selected by the Compensation Committee for that plan year. For the 2008 plan year, the performance objectives are based on earnings per share, return on net assets and customer service goals. For each of the performance objectives, a specified percentage of the portion of the Target Award that is based on that particular performance objective will be paid based on the level of performance achieved.  Each performance objective has a threshold performance level that must be achieved for any of the bonus award to be paid for such objective. No bonus will be paid under the Incentive Plan for a plan year if the minimum earnings per share goal established for such plan year is not achieved, regardless of whether any other performance objective is achieved. If an executive officer dies before the end of a plan year, however, a bonus award based on target performance will be paid within 60 days of the executive officer’s death.  The maximum bonus award payable to any executive officer for any plan year will be $4 million. In addition, the Compensation Committee presently intends to limit bonus awards to 200% of an executive officer’s Target Award.

A more detailed description of the Incentive Plan is included in Proposal Three of the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 28, 2008 (the “2008 Proxy Statement”).

This summary of the Incentive Plan is qualified by reference to the full text of the Incentive Plan, as included as Appendix A to the 2008 Proxy Statement and attached to this report as Exhibit 10.3, which is incorporated herein by reference as though it were fully set forth herein.

Amended and Restated 2004 Stock Incentive Plan. The stockholders of the Company also approved an amendment to Staples’ Amended and Restated 2004 Stock Incentive Plan (the “Stock Plan”) to increase the number of shares issuable under the Stock Plan by 15,100,000 shares, from 62,330,000 shares to

77,430,000 shares. Officers, directors, consultants, advisors and other service providers are eligible for grants under the Stock Plan.  The Stock Plan was included as Appendix B to the 2008 Proxy Statement and is attached to this report as Exhibit 10.4.

Item 8.01  Other Events.

On June 9, 2008, Staples held its Annual Meeting of Stockholders at which Staples’ stockholders took the following actions:

1.             Staples’ stockholders elected the following directors to its board:

DIRECTOR	FOR	AGAINST	ABSTAIN

Basil L. Anderson	619,898,344	3,418,462	5,774,952

Arthur M. Blank	615,402,217	6,254,154	7,435,387

Mary Elizabeth Burton	613,980,877	7,454,063	7,656,818

Justin King	621,583,728	1,619,590	5,888,440

Carol Meyrowitz	615,759,680	5,853,553	7,478,525

Rowland T. Moriarty	611,291,662	11,495,285	5,854,811

Robert C. Nakasone	618,943,791	4,270,260	5,877,707

Ronald L. Sargent	612,934,867	10,370,422	5,786,469

Robert E. Sulentic	621,563,704	1,629,048	5,899,006

Martin Trust	613,895,251	7,907,763	7,288,744

Vijay Vishwanath	622,114,547	1,156,609	5,886,522

Paul F. Walsh	620,114,547	2,904,501	6,072,710

2.             Staples’ stockholders voted to approve an amendment to Staples’ certificate of incorporation deleting Article XII to remove provisions that require holders of at least two-thirds of Staples’ outstanding voting stock to approve certain significant corporate transactions by a vote of 619,048,683 shares of common stock for, 4,064,724 shares of common stock against and 5,978,351 shares of common stock abstaining.

3.             Staples’ stockholders voted to approve Staples’ Executive Officer Incentive Plan for the fiscal years 2008 through 2012 by a vote 553,563,740 shares of common stock for, 9,085,213 shares of common stock against and 6,045,160 shares of common stock abstaining. There were 60,397,645 broker non-votes on this matter.

4.             Staples’ stockholders voted to approve an amendment to Staples’ Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan by 15,100,000 shares, from 62,330,000 shares to 77,430,000 shares by a vote of 402,783,053 shares of common stock for, 160,138,764 shares of common stock against and 5,772,296 shares of common stock abstaining.  There were 60,397,645 broker non-votes on this matter.

5.             Staples’ stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year by a vote of 619,675,332 shares of common stock for, 3,759,084 shares of common stock against and 5,657,342 shares of common stock abstaining.

6.             The shareholder proposal regarding stockholders’ ability to call special meetings was approved by a vote 379,520,343 shares of common stock for, 183,032,596 shares of common stock against and 6,141,174 shares of common stock abstaining.  There were 60,397,645 broker non-votes on this matter.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits, which is incorporated herein by reference, are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: June 13, 2008	/s/ Kristin A. Campbell
By: Kristin A. Campbell
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Paper Dealer Agreement between Staples, Inc. and Lehman Brothers Inc., dated as of June 9, 2008.

10.2	Commercial Paper Dealer Agreement between Staples, Inc. and Banc of America Securities LLC, dated as of June 9, 2008.

10.3	Staples’ Executive Officer Incentive Plan for the fiscal years 2008 through 2012

10.4	Amended and Restated 2004 Stock Incentive Plan, as amended